Exhibit 10(r)(4)

                             AEP ENERGY SERVICES, INC.
                               PHANTOM EQUITY PLAN


                                    Article 1
         Establishment, Purpose, Effective Date and Termination Date

      1.1 The Company hereby establishes the "AEP Energy Services, Inc. Phantom Equity Plan" (the "Plan") effective as of July 1, 1997. The Plan shall terminate as of June 30, 2002.

      1.2 The purposes of the Plan are to focus Participants on the profitability of AEP Energy Services, Inc. that enhances shareholder value and provides Participants with an equity participation sufficient to attract, motivate and retain qualified executives.


                                    Article 2
                                   Definitions

      2.1 "Adjusted Net Income" means the Pretax Net Income for a Plan Year less Taxes and less the Capital Charge for the Plan Year as illustrated in Exhibit A.

      2.2 "Annual Bonus Awards" means the bonuses paid within a Plan Year under the terms of the AEP Energy Services, Inc. Incentive Compensation Plan.

      2.3 "Average Adjusted Net Income" means the sum of the Adjusted Net Income for each Plan Year divided by the number of Plan Years included in the sum.

      2.4 "Capital" means the net equity investment, if any, in AEP Energy Services, Inc. made by the Company and/or its affiliates and subsidiaries. For these purposes, net equity investment shall exclude any net equity investment for which a transfer payment requirement has been established and reflected in Pretax Operating Income as defined in the AEP Energy Services, Inc. Incentive Compensation Plan.

      2.5 "Capital Charge" means the product of multiplying the average Capital (calculated as the average of month end values) by the average cost of equity for each Plan Year.

      2.6   "Company" means American Electric Power Service Corporation, Inc.

      2.7 "Compensation Committee" means the individuals holding the following offices within the Company; Chairman of the Board, President and Chief Executive Officer; Executive Vice President (President of AEP Energy Services, Inc.); Executive Vice President-Financial Services; Executive Vice President-Corporate Services; and Senior Vice President-Human Resources.

      2.8 "Employee means either employees of AEP Energy Services, Inc. or employees of the Company, who are involved in energy trading for AEP Energy Services, Inc. as traders, managers, support personnel or marketers as well as all other employees identified by the Compensation Committee whose efforts are dedicated to energy trading activities.

      2.9   "Equity Multiple" means the factor ten (10.0).

      2.10 "Interest Expense" means the interest charged to AEP Energy Services, Inc. for the use of borrowed funds.

      2.11 "Interest Income" means interest earned by AEP Energy Services, Inc.

      2.12 "Interim Participation Interest" means a percentage of the Phantom Equity interest granted to a Participant after July 1, 1997.

      2.13 "Participant" means an Employee who meets the requirements set forth in Section 3.1.

      2.14 "Participation Interest" means a percentage of the Phantom Equity interest granted to a Participant as of July 1, 1997.

      2.15 "Phantom Equity" means the value of AEP Energy Services, Inc. as of any Valuation Date determined by multiplying the Average Adjusted Net Income by the Equity Multiple and subtracting from the resulting product the Capital, as illustrated in Exhibit B.

      2.16 "Plan Year" means a fiscal year commencing on July 1 and ending on June 30. The first Plan Year shall commence on July 1, 1997 and end on June 30, 1998.

      2.17 "Pretax Net Income" means Pretax Operating Income for a Plan Year less Annual Bonus Awards less Interest Expense as illustrated in Exhibit A.

      2.18 "Pretax Operating Income" means pretax operating income as defined in the AEP Energy Services, Inc. Incentive Compensation Plan.

      2.19 "Taxes" means an allowance for federal, state and local income taxes equal to thirty-five percent (35%) of Pretax Net Income. The Compensation Committee may adjust the rate annually to reflect changes in tax laws or to credit AEP Energy Services, Inc. for any tax benefits generated by AEP Energy Services, Inc.

      2.20 "Valuation Date" means September 30, December 31, March 31 or June 30 of each Plan Year as specified in the Plan.


                                    Article 3
                                  Participation

      3.1 Employees who are recommended for participation in the Plan by the President of AEP Energy Services and whose participation in the Plan is approved by the Compensation Committee shall become Plan Participants. At the discretion of the Compensation Committee, participation may commence either (a) on the start of the first Plan Year or (b) any date after the start of the first Plan Year but not later than the first day of the last Plan Year.

      3.2 The President of AEP Energy Services, Inc. shall provide a written notice to each Employee who is selected to Participate in the Plan. The written notice shall provide a brief explanation of the Participation Interest or Interim Participation Interest granted to the Participant and shall contain a copy of the Plan.


                                    Article 4
                                 Phantom Equity

      4.1 For any Plan Year the Adjusted Net Income for AEP Energy Services, Inc. shall be determined by deducting from Pretax Net Income for such year the following items: Taxes and the Capital Charge, as illustrated in Exhibit A.

      4.2 Phantom Equity for the full term of this Plan (July 1, 1997 through June 30, 2002) shall equal Average Adjusted Net Income, as calculated for five Plan Years, times the Equity Multiple less Capital, as illustrated in Exhibit B. If Average Adjusted Net Income for the period is zero (0) or less, then the Phantom Equity shall be zero (0).

      4.3 Phantom Equity for a period of less than five Plan Years shall equal Average Adjusted Net Income, as calculated for the number of Plan Years considered, times the Equity Multiple less Capital. If Average Adjusted Net Income for the calculation period is zero (0) or less, then the Phantom Equity for the interim period shall equal zero (0).


                                    Article 5
                             Participation Interest
                                       And
                         Interim Participation Interest

      5.1 The maximum aggregate percentage of Participation Interest and Interim Participation Interest that may be awarded and outstanding at any time shall be fifteen percent (15%) of the Phantom Equity for the term of this Plan. If a Participation Interest or Interim Participation Interest is forfeited by a Participant pursuant to Sections 5.4 or 5.6, the portion of the forfeited Participation Interest or Interim Participation Interest shall be deducted from the percentages awarded and outstanding at the time of forfeiture.

      5.2 There is no requirement that the maximum aggregate percentage of Participation Interest and Interim Participation Interest must be awarded. It is within the discretion of the President of AEP Energy Services, Inc. and the Compensation Committee as to the aggregate amount of awards to be granted. If a Participation Interest or Interim Participation Interest is forfeited by a Participant, the President of AEP Energy Services, Inc. and the Compensation Committee may award the forfeited portion of the Participation Interest or Interim Participation Interest to a new or current Participant.

      5.3 The President of AEP Energy Services, Inc. shall, subject to the approval of the Compensation Committee, determine the individual
Participation Interest or Interim Participation Interest granted to a
Participant.

      5.4 A Participation Interest or Interim Participation Interest granted to a Participant shall be forfeited if before June 30, 2002:

a) a Participant with less than two years of service voluntarily terminates employment;

b) a Participant with two or more years of service voluntarily terminates employment and engages in business in competition with AEP Energy Services, Inc.; or

c)    if AEP Energy Services, Inc. terminates the Participant for cause.

      5.5 A Participation Interest or Interim Participation Interest granted to a Participant shall not be forfeited if before June 30, 2002:

(a)   AEP Energy Services, Inc. does not renew the Participant's contract, or

(b) if during the term of an employment contract between the Participant and AEP Energy Services, Inc. both parties mutually agree to terminate the employment contract and the employment relationship between the Participant and AEP Energy Services, Inc.

(c) a Participant with two or more years of service voluntarily terminates employment and does not engage in business in competition with AEP Energy Services, Inc.

      5.6 If a Participant's employment is terminated due to the Participant's death, disability or retirement prior to June 30, 2002, a portion of the Participation Interest or Interim Participation Interest granted to the Participant shall be forfeited. If the Participant was granted a Participation Interest, the portion of the Participation Interest forfeited shall be determined by multiplying the Participation Interest percentage by a fraction, the numerator of which is the number of full months from the date of termination to June 30, 2002 and the denominator of which is sixty (60). If the Participant was granted an Interim Participation Interest, the portion of the Interim Participation Interest forfeited shall be determined by multiplying the Interim Participation Interest percentage by a fraction, the numerator of which is the number of full months from the date of termination to June 30, 2002 and the denominator of which is the number of months from the Valuation Date the Interim Participation Interest was granted to June 30, 2002.

      5.7 In the event of a conflict between the terms described in Article 5 herein and the terms of the employment contract agreed to by the Participant and the Company, the terms of the employment contract shall take precedent.


                                    Article 6
                        Calculation and Payment of Awards

      6.1 Participants who were awarded Participation Interest and who continued as Plan Participants through June 30, 2002, will have the value of their individual awards determined by multiplying the Phantom Equity as of the June 30, 2002 Valuation Date by the percent of their Participant Interest award. If the Phantom Equity at the end of the June 30, 2002 Valuation Date is zero or less, the Participants will not be entitled to any form of supplemental payment.

      6.2 Unless otherwise defined in the terms of an employment contract agreed to by the Participant and the Company, Participants who were awarded Interim Participation Interest and who are Plan Participants as of June 30, 2002, will have the value of their individual awards determined as follows: The difference between the Phantom Equity as of the June 30, 2002 Valuation Date less the Phantom Equity determined as of the Valuation Date immediately proceeding the date the Interim Participation Interest was granted times the Participant's Interim Participation Interest shall equal the value of the Participant's award.

      6.3 Unless otherwise defined in the terms of an employment contract agreed to by the Participant and the Company, Participants who terminate employment before June 30, 2002 and who do not forfeit their Participation Interest pursuant to Section 5.5 will have the value of their individual awards determined by multiplying their Participant Interest by the lower of (a) the Phantom Equity as of the Valuation Date immediately preceding their date of termination or (b) the Phantom Equity as of June 30, 2002.

      6.4 Unless otherwise defined in the terms of an employment contract agreed to by the Participant and the Company, Participants who terminate employment before June 30, 2002 and who do not forfeit all of their Participation Interest pursuant to Section 5.6 will have the value of their individual awards determined by multiplying the Phantom Equity as of the Valuation Date immediately preceding the date of termination of employment by their Participation Interest.

      6.5 Unless otherwise defined in the terms of an employment contract agreed to by the Participant and the Company, Participants who terminate employment before June 30, 2002 and who do not forfeit their Interim Participation Interest pursuant to Section 5.5 will have the value of their individual awards determined by multiplying their Interim Participation Interest by the lower of
(a) the difference between the Phantom Equity as of the Valuation Date immediately preceding the date of termination less the Phantom Equity determined as of the Valuation Date immediately preceding the date the Interim Participation Interest was granted, or (b) the difference between the Phantom Equity as of June 30, 2002 less the Phantom Equity determined as of the Valuation date immediately preceding date the Interim Participation Interest was granted.

      6.6 Unless otherwise define in the terms of an employment contract agreed to by the Participant and the Company, Participants who terminate employment before June 30, 2002 and who do not forfeit all of their Interim Participation Interest pursuant to Section 5.6 will have the value of their individual awards determined as follows: The difference between the Phantom Equity as of the Valuation Date immediately preceding the date of termination of employment less the Phantom Equity determined as of the Valuation Date immediately preceding the date the Interim Participation Interest was granted times the Participant's Interim Participation Interest shall equal the value of the Participant's award.

      6.7 Notwithstanding any provision of this Plan to the contrary, if pursuant to Section 8.1 this Plan is terminated or if a Plan amendment adversely affects the rights of a Participant's Participation Interest or Interim Participation Interest or adversely affects the calculation of Phantom Equity, all Participation Interest and all Interim Participation Interest shall be deemed to be fully vested as of the date of termination or amendment. The determination of Phantom Equity shall be made as of the last Valuation Date immediately prior to the date of the termination or the amendment. Payment of Participation Interest or Interim Participation Interest shall be made within four months after the date of termination or the date of the amendment.

      6.8 In the event American Electric Power Company, Inc. or the Company sells or otherwise disposes of AEP Energy Services, Inc. during the term of this Plan and the acquirer of AEP Energy Services, Inc. does not continue this Plan, the Plan shall be deemed to have terminated as of the date of the sale or disposition and the value of each Participant's Participation Interest and/or Interim Participation Interest shall be determined as of the date of the sale and/or disposition with the Phantom Equity equal to the sale price or disposition price less Capital.

      6.9 All earned Participation Interest and Interim Participation Interest awards shall be paid to the Participant no later than October 31, 2002.

                                    Article 7
                                 Administration

      7.1 The Compensation Committee shall administer the Plan. The Compensation Committee shall have the authority to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all Participants.

      7.2 The Compensation Committee may employ agents, attorneys, accountants, or other persons and allocate or delegate to them powers, rights, and duties all as the Compensation Committee may consider necessary or advisable to properly carry out the administration of the Plan.


                                    Article 8
                                  Miscellaneous

      8.1 The Compensation Committee shall have the right, authority and power to alter, amend, modify, revoke or terminate the Plan; provided, however, that no amendment of the Plan shall adversely affect the rights of any Participant with respect to Participation Interest and Interim Participation Interest that have been awarded prior to the amendment of the Plan and that no amendment of the Plan shall adversely affect the calculation of Phantom Equity.

      8.2 No benefits at any time payable under this Plan to a Participant or a Participant's estate shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, garnishment, levy, execution, or other legal or equitable process, or encumbrance of any kind.

      8.3 Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon a Participant any right to continue in the employ of the Company.

      8.4 The Plan shall be construed and administered according to the laws of the State of Ohio.

      8.5 In the event the Compensation Committee shall find that a Participant is unable to care for his or her affairs because of illness or accident, the Compensation Committee may direct that any payment due the Participant be paid to the Participant's duly appointed legal representative, and any such payment so made shall be a complete discharge of the liabilities of the Plan.

      8.6 In the event a Participant dies prior to the complete payment of the Participant's award, the amount owing to the Participant shall be paid to the Participant's designated beneficiary or beneficiaries. A Participant at any time may, on a form provided by the Compensation Committee, (i) designate one or more persons as the Participant's beneficiary and (ii) change the beneficiary designation. In the event there is no record of a beneficiary designation, all amounts owed to the Participant shall be paid to the Participant's surviving spouse. If the Participant is not married, all amounts owed to the Participant shall be paid to the Participant's estate.


                                    Article 9
                                Change In Control

      9.1 Notwithstanding any provision of this Plan to the contrary, if a Change In Control of American Electric Power Company, Inc. (hereinafter referred to as the "Corporation") occurs, all Participation Interests and all Interim Participation Interest shall be deemed to be fully accrued as of the date of the Change In Control. The determination of Phantom Equity shall be made as of the last date before the Change In Control even if the valuation date is not the last day of a Plan Year. Payments of Participation Interests or Interim Participant Interest shall be made within four months after the date of the Change In Control.

      9.2 A "Change in Control" of the Corporation shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Ace of 1934 ("Exchange Act")), other than any company owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation or a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25 percent of the then outstanding voting stock of the Corporation, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, together with any new Directors (other than a director nominated by a person (x) who has entered into an agreement with the Corporation to effect a transaction described in Section 9.2 (i), (iii) or (iv) hereof or (y) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change In Control) whose election or nomination for election was approved by a vote of at least two-thirds of the Directors then still in office who were either Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or (iii) the Corporation's shareholders consummation of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation, or an agreement for the date or disposition of the Corporation (in one transaction or a series of transactions) of all or substantially all the Corporation's assets.

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of the consummation of the transaction contemplated in the Agreement and Plan of Merger by and among the Corporation, Augusta Acquisition Corporation and Central and South West Corporation dated as of December 21, 1997, nor thereafter as a result of any event in (i) or (iii) above, if Directors who were members of the Board prior to such event continue to constitute a majority of the Board after such event.

      For purposes of this Section 9.2, "Board" shall mean the Board of Directors of the Corporation, and "Director" shall mean an individual who is a member of the Board.



                                    EXHIBIT A


                            AEP ENERGY SERVICES, INC.
                               PHANTOM EQUITY PLAN

           Computation of Pretax Net Income and Adjusted Net Income


                             Pretax Operating Income

                  Plus        Interest Income

                  Less        Annual Bonus Awards

                  Less        Interest Expense

                  Equals      Pretax Net Income

                  Less        Taxes

                  Less        Capital Charge

                  Equals      Adjusted Net Income



                                    EXHIBIT B


                            AEP ENERGY SERVICES, INC.
                               PHANTOM EQUITY PLAN

                          COMPUTATION OF PHANTOM EQUITY

                           Average Adjusted Net Income


                  Times       Equity Multiple

                  Less        Capital

                  Equals      Phantom Equity